Exhibit 99.1
Wyndham Worldwide Reports Strong First Quarter 2007 Results
Exceeds Earnings Expectations with Strong Organic Growth in All Businesses
Company to Initiate Cash Dividend
Increasing 2007 Revenue and Earnings Guidance
PARSIPPANY, N.J. (May 1, 2007) — Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended March 31, 2007. The Company also announced plans to pay a cash dividend on its common stock beginning in the third quarter of 2007.
Financial information discussed in this press release include both GAAP and non-GAAP measures, which include or exclude certain items, or reflect pro forma adjustments, related to the Company’s spin-off effective July 31, 2006. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. Non-GAAP measures are indicated as “Adjusted.” A complete reconciliation of reported GAAP results to the comparable Adjusted information appears in the financial tables section of this press release.
FIRST QUARTER 2007 RESULTS HIGHLIGHTS:
•	Revenues increased to over $1.0 billion, up 16% compared to the first quarter of 2006, with top-line growth across the Company’s three businesses: Lodging, Vacation Exchange and Rentals, and Vacation Ownership.

•	Net income for the quarter was $86 million, or $0.45 per diluted share. Adjusted net income was $81 million.

•	Adjusted earnings per diluted share of $0.43 exceeded Company issued guidance and were 10% ahead of last year’s first quarter results on an Adjusted basis (assuming Wyndham Worldwide had been a stand-alone, public company).
“This was a terrific quarter for Wyndham Worldwide, with great performance across our businesses, reflecting solid execution in a healthy and growing global travel industry,” said Stephen P. Holmes, Wyndham Worldwide chairman and chief executive officer. “Our strong and diverse brand and service portfolio appeals to consumers and business partners around the world, enabling us to deliver strong financial results that should return value to shareholders today and in years to come. I am extremely proud of our results and the dedication of our team to continually deliver quality service to our partners and customers.”
Wyndham Worldwide to Initiate Dividend
Wyndham Worldwide’s Board of Directors approved a dividend plan and anticipates an initial quarterly cash dividend of $0.04 per share, or $0.16 annually, beginning in the third quarter of 2007. The actual declaration of dividends and the establishment of record and payment dates are subject to final determination by the Board of Directors.
“As we approach our first anniversary as a public company, we are pleased to initiate a dividend program, which is possible due to our strong results, coupled with a healthy balance sheet and an efficient capital structure,” said Holmes.

First Quarter 2007 Operating Results
Revenues for the first quarter of 2007 were $1,012 million, up 16% over the same period in 2006, reflecting strong organic growth across the businesses. Adjusted net income for the first quarter of 2007 was $81 million or $0.43 per diluted earnings per share, excluding $4 million after-tax of separation and related costs associated with Wyndham Worldwide’s spin-off from Cendant Corporation (now Avis Budget Group) and $9 million of an after-tax net benefit from the resolution of and adjustment to certain legacy items.
Lodging (Wyndham Hotel Group)
Revenues increased 6% to $152 million in the first quarter of 2007 compared with the first quarter of 2006, primarily reflecting RevPAR gains and the April 2006 acquisition of Baymont Inn & Suites. EBITDA grew 10% to $45 million.
RevPAR for the first quarter of 2007 increased 3.0% from the first quarter of 2006 or 6.8% excluding the Wyndham brand. The Wyndham brand comparison was affected by the expected attrition of certain properties. Excluding these properties, which have left or are expected to leave the system, Wyndham Hotel and Resorts RevPAR was up 5.2% compared to a 4.8% increase for the upscale sector. Additional RevPAR highlights include:
•	RevPAR growth for the Company’s economy brands continued to outperform the industry; Days Inn increased domestic RevPAR by 2.7% and Super 8 increased domestic RevPAR by 5.6% compared to industry segment growth of 2.1%.

•	Ramada increased domestic RevPAR by 5.0% compared to 2.2% in the midscale with food and beverage industry segment.

•	Wingate increased domestic RevPAR by 8.0% versus a 5.6% increase for the midscale without food and beverage industry segment.
The total lodging system grew in line with the Company’s expectations, with weighted average rooms available and number of properties increasing 2% to 529,700 and 6,450, respectively, over the same period in 2006.
The Company’s hotel development pipeline as of March 31, 2007 included approximately 820 hotels and approximately 95,000 rooms, of which 21% are international and 42% are new construction.
Vacation Exchange and Rentals (RCI Global Vacation Network)
Revenues increased 11% to $314 million in the first quarter of 2007 compared with the first quarter of 2006, reflecting continued momentum in both vacation exchange and vacation rentals as well as favorable currency translations. EBITDA grew to $85 million for the first quarter of 2007, a 10% increase compared to the first quarter of 2006.
Vacation exchange revenues were $135 million, an 8% increase compared to the first quarter of 2006. The average number of members increased 6% and annual dues and exchange revenue per member increased 2% from the first quarter of 2006.
Vacation rentals revenues were $139 million, a 16% increase compared to the first quarter of 2006, due to a 3% increase in vacation rental transactions and a 12% increase in the average net price per rental. These results were primarily driven by double-digit revenue growth at Landal Parks and Novasol rental brands, which benefited from expanded offerings and targeted marketing to consumers for winter destinations.

Other ancillary revenues generated primarily from additional products and services provided to affiliates and members were $40 million in the first quarter 2007 compared to $37 million in the same period last year.
Currency translations contributed $11 million to revenues and increased expenses by $9 million, resulting in a $2 million lift to EBITDA.
Vacation Ownership (Wyndham Vacation Ownership)
Revenues increased 23% to $549 million in the first quarter 2007 compared with the first quarter of 2006 reflecting strong organic growth. EBITDA for the first quarter of 2007 was $63 million, including separation and related costs of $3 million. Excluding separation and related costs, Adjusted EBITDA for the first quarter of 2007 rose 3%. Year-over-year comparisons were significantly affected by a first quarter 2006 operational change made in conjunction with the adoption of SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions,” which contributed $39 million to revenues and $20 million to EBITDA in the first quarter of 2006.
Gross Vacation Ownership Interest sales were $430 million for the first quarter of 2007, up more than 20% compared to the first quarter of 2006, driven by expanded marketing efforts resulting in a 15% growth in tour flow and a 9% increase in volume per guest.
The strong results reflect continued robust purchases of the Company’s vacation ownership products among both new and existing owners, contribution from sales offices opened throughout 2006, and new marketing programs to existing owners. Price increases and larger transactions size also contributed to growth.
Consumer finance revenues increased 25% for the first quarter of 2007 compared to the first quarter of 2006, reflecting continued growth in the Company’s contract receivables portfolio, consistent with Vacation Ownership Interest revenue growth. The strong consumer finance revenues were partially offset by higher interest expense due to an increase in both our secured borrowings and interest rates.
Other Items
Net income for the first quarter of 2007 reflects an increase in interest expense of $8 million and a decrease in interest income of $9 million, both associated with the Company’s current capital structure, as well as an increase in depreciation and amortization of $4 million compared to the first quarter of 2006.
Balance Sheet
The Company provided the following balance sheet data as of March 31, 2007:
•	Cash and cash equivalents of approximately $175 million compared to approximately $270 million at December 31, 2006

•	Vacation ownership contract receivables, net, of $2.5 billion compared to $2.4 billion at December 31, 2006

•	Vacation ownership and other inventory of approximately $1.1 billion compared to approximately $955 million at December 31, 2006

•	Securitized vacation ownership debt of $1.7 billion compared to $1.5 billion at December 31, 2006

•	Other debt of $1.4 billion, unchanged from December 31, 2006
A debt table is included in the financial tables section of this press release.

Share Repurchase
The Company repurchased 6.7 million shares of stock during the first quarter 2007 at an average price of $33.78 and an additional 2.6 million shares at an average price of $35.04 during April 2007. The Company has approximately $140 million remaining under its current program.
Outlook and Guidance Increase
Wyndham Worldwide is increasing full year 2007 guidance as follows:
•	Revenues of $4,350 — $4,510 million, up from $4,110 — $4,260 million

•	Adjusted EBITDA of $835 — $875 million, up from $820 — $855 million, and still excluding separation and related costs of $10 — $20 million ($6 — $12 million, after-tax), as well as legacy matters

•	Full year depreciation and amortization expense of $160 — $170 million, unchanged

•	Interest expense of $70 — $80 million, down from $75 — $85 million

•	Tax rate of 38%, unchanged

•	Adjusted net income of $365 — $400 million, up from $350 — $385 million, excluding separation and related costs, as well as legacy matters

•	Full year Adjusted EPS of $1.98 — $2.17, up from $1.84 — $2.02, excluding separation and related costs, as well as legacy matters, based on weighted average shares of approximately 184 million (as calculated based on share count on March 31, 2007 of approximately 184 million). Prior share count guidance was 190 million.

•	Second quarter Adjusted EPS of $0.43 — $0.46, excluding separation and related costs, as well as legacy matters, based on weighted average shares of approximately 184 million (as calculated based on share count on March 31, 2007 of approximately 184 million).
“Our customers and business partners continue to believe in us and our future as evidenced by the number of new construction contracts in our hotel pipeline, the innovative partnerships that are occurring within all of our businesses and the tremendous increase in vacation ownership sales to both new and existing customers. The Wyndham Worldwide winning formula is working,” concluded Holmes.
Wyndham Worldwide Corporation will provide a webcast of its conference call to discuss the Company’s first quarter 2007 financial results on Tuesday, May 1 at 9 a.m. EDT. Listeners may access the webcast live through the Company’s Web site at www.wyndhamworldwide.com/investors/. An archive of this webcast will be available at the Web site for approximately 90 days beginning at noon EST on May 1. The conference call also may be accessed by dialing (517) 308-9108 and providing the pass code “Wyndham.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available at (402) 998-0463 beginning at noon EDT on May 1 until 5 p.m. EST on May 6.
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses almost 6,500 franchised hotels and over 539,000 hotel rooms worldwide. RCI Global Vacation Network offers its more than 3.4 million members access to over 60,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of approximately 150 vacation ownership resorts serving over 800,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs more than 30,000 employees globally.
For more information about Wyndham Worldwide, please visit the Company’s web site at www.wyndhamworldwide.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to trends for the Company’s revenues, earnings and related financial and operating measures, the number of hotels and resorts the Company intends to add in future periods, debt levels, share repurchases and dividends.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward looking statements include general economic conditions, the economic environment for the hospitality industry, the impact of war and terrorist activity, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those in the Company’s Annual Report on Form 10-K, filed with the SEC on March 7, 2007. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
It is not practical to provide a reconciliation of forecasted Adjusted EBITDA for the full year 2007 to the most directly comparable GAAP measure, net income, because certain items cannot be reasonably estimated or predicted at this time. Any of those items could be significant to our financial results.
# # #

Investor contact:	Press contact:

Margo C. Happer	Betsy O’Rourke
Senior Vice President, Investor Relations	Senior Vice President, Marketing and Communications
Wyndham Worldwide Corporation	Wyndham Worldwide Corporation
(973) 753-6472	(973) 753-7422
Margo.Happer@wyndhamworldwide.com	Betsy.O’Rourke@wyndhamworldwide.com

Table 1
Wyndham Worldwide Corporation
OPERATING RESULTS OF REPORTABLE SEGMENTS
(In millions)
In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA,” which is defined as net income before depreciation and amortization, interest expense (excluding interest on securitized vacation ownership debt), income taxes and cumulative effect of accounting change, net of tax, each of which is presented on the Company’s Consolidated and Combined Statements of Income. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.
The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income for the three months ended March 31, 2007 and 2006:

	Three Months Ended March 31,
	2007		2006
	Net Revenues	EBITDA (c)	Net Revenues	EBITDA (c)
Lodging	$152	$45	$144	$41
Vacation Exchange and Rentals	314	85	282	77
Vacation Ownership	549	63	445	64

Total Reportable Segments	1,015	193	871	182
Corporate and Other (a) (b)	(3)	(1)	(1)	—

Total Company	$1,012	$192	$870	$182

Reconciliation of EBITDA to Net Income

EBITDA		$192		$182
Depreciation and amortization		38		34
Interest expense		18		10
Interest income		(3)		(12)

Income before income taxes		139		150
Provision for income taxes		53		57

Income before cumulative effect of accounting change		86		93
Cumulative effect of accounting change, net of tax		—		(65)

Net income		$86		$28

(a)	Includes the elimination of transactions between segments; excludes incremental stand alone company costs during the three months ended March 31, 2006.

(b)	Includes $13 million of a net benefit related to the resolution of and adjustment to certain contingent liabilities and assets during the three months ended March 31, 2007.

(c)	Includes separation and related costs of $3 million and $3 million for Vacation Ownership and Corporate and Other, respectively, during the three months ended March 31, 2007 and $3 million for Corporate and Other during the three months ended March 31, 2006.

Table 2
Wyndham Worldwide Corporation
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended
	March 31,
	2007	2006
Net revenues
Vacation ownership interest sales	$373	$309
Service fees and membership	403	356
Franchise fees	113	109
Consumer financing	81	65
Other	42	31

Net revenues	1,012	870

Expenses
Operating	406	332
Cost of vacation ownership interests	91	67
Marketing and reservation	196	174
General and administrative (a)	121	112
Separation and related costs (b)	6	3
Depreciation and amortization	38	34

Total expenses	858	722

Operating income	154	148
Interest expense	18	10
Interest income	(3)	(12)

Income before income taxes	139	150
Provision for income taxes	53	57

Income before cumulative effect of accounting change	86	93
Cumulative effect of accounting change, net of tax (c)	—	(65)

Net income	$86	$28

Earnings per share
Basic
Income before cumulative effect of accounting change	$0.46	$0.46
Cumulative effect of accounting change, net of tax	—	(0.32)

Net income	$0.46	$0.14

Diluted
Income before cumulative effect of accounting change	$0.45	$0.46
Cumulative effect of accounting change, net of tax	—	(0.32)

Net income	$0.45	$0.14

Weighted average shares outstanding
Basic	188	200
Diluted	190	200

(a)	Includes $13 million of a net benefit related to the resolution of and adjustment to certain contingent liabilities and assets during the three months ended March 31, 2007.

(b)	Represents costs that the Company incurred in connection with the execution of its separation from its former parent, Cendant (now Avis Budget Group, Inc.). Such amounts, net of tax, were $4 million and $1 million during the three months ended March 31, 2007 and 2006, respectively.

(c)	Represents non-cash charges to reflect the cumulative effect of adopting Statement of Financial Accounting Standards No. 152, ‘‘Accounting for Real Estate Time-Sharing Transactions,’’ on January 1, 2006.

Table 3
(1 of 2)
Wyndham Worldwide Corporation
OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Weighted Average Rooms Available	2007	529,700	N/A	N/A	N/A	N/A
	2006	520,600	531,000	529,200	529,900	527,700
	2005	517,400	512,000	511,500	535,100	519,000
	2004	512,000	510,700	507,300	503,000	508,200

Number of Properties (b)	2007	6,450	N/A	N/A	N/A	N/A
	2006	6,300	6,440	6,420	6,470	N/A
	2005	6,400	6,380	6,350	6,350	N/A
	2004	6,380	6,390	6,350	6,400	N/A

RevPAR	2007	$31.35	N/A	N/A	N/A	N/A
	2006	$30.45	$36.97	$40.82	$31.41	$34.95
	2005	$25.53	$31.91	$36.86	$29.72	$31.00
	2004	$22.50	$29.08	$34.04	$24.53	$27.55

Royalty, Marketing and Reservation Revenue (in 000s)	2007	$105,426	N/A	N/A	N/A	N/A
	2006	$102,741	$125,409	$138,383	$104,505	$471,039
	2005	$84,704	$104,281	$119,829	$99,804	$408,620
	2004	$77,830	$97,959	$112,765	$82,502	$371,058

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2007	3,474	N/A	N/A	N/A	N/A
	2006	3,292	3,327	3,374	3,429	3,356
	2005	3,148	3,185	3,233	3,271	3,209
	2004	2,995	3,031	3,074	3,116	3,054

Annual Dues and Exchange Revenue Per Member	2007	$155.60	N/A	N/A	N/A	N/A
	2006	$152.10	$130.37	$132.31	$128.13	$135.62
	2005	$159.12	$134.98	$125.64	$124.05	$135.76
	2004	$159.55	$132.51	$123.55	$124.43	$134.82

Vacation Rental Transactions (in 000s)	2007	398	N/A	N/A	N/A	N/A
	2006	385	310	356	293	1,344
	2005	367	311	344	278	1,300
	2004	309	246	295	253	1,104

Average Net Price Per Vacation Rental	2007	$349.73	N/A	N/A	N/A	N/A
	2006	$312.51	$374.91	$442.75	$356.16	$370.93
	2005	$331.37	$363.14	$412.66	$325.62	$359.27
	2004	$279.46	$333.76	$368.79	$337.42	$328.77

Vacation Ownership
Gross Vacation Ownership Interest Sales (in 000s)	2007	$430,000	N/A	N/A	N/A	N/A
	2006	$357,000	$434,000	$482,000	$469,000	$1,743,000
	2005	$281,000	$354,000	$401,000	$360,000	$1,396,000
	2004	$274,000	$315,000	$361,000	$304,000	$1,254,000

Tours	2007	240,000	N/A	N/A	N/A	N/A
	2006	208,000	273,000	312,000	254,000	1,046,000
	2005	195,000	250,000	272,000	217,000	934,000
	2004	181,000	227,000	246,000	205,000	859,000

Volume per Guest (VPG)	2007	$1,607	N/A	N/A	N/A	N/A
	2006	$1,475	$1,426	$1,434	$1,623	$1,486
	2005	$1,349	$1,284	$1,349	$1,507	$1,368
	2004	$1,303	$1,253	$1,273	$1,327	$1,287

Note: Full year amounts may not foot across due to rounding.

(a)	Quarterly drivers in the Lodging segment include the acquisitions of Ramada International (December 2004), Wyndham Hotels and Resorts (October 2005) and Baymont Inn & Suites (April 2006) from their acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)	Numbers include managed, non-proprietary hotels from the fourth quarter of 2006 forward.

Table 3
(2 of 2)
Wyndham Worldwide Corporation
OPERATING STATISTICS
GLOSSARY OF TERMS
Lodging
Weighted Average Rooms Available: Represents the weighted average number of hotel rooms available for rental during the period.
Number of Properties: Represents the number of lodging properties under franchise and/or management agreements at the end of the period.
Number of Rooms: Represents the number of rooms at lodging properties under franchise and/or management agreements at the end of the period.
Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.
Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.
RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR.
Royalty, Marketing and Reservation Revenue: Royalty, marketing and reservation revenue are typically based on a percentage of the gross room revenues of each franchised hotel. Royalty revenue is generally a fee charged to each franchised hotel for the use of one of our trade names, while marketing and reservation revenue are fees that we collect and are contractually obligated to spend to support marketing and reservation activities.
Vacation Exchange and Rentals
Average Number of Members: Represents members in our vacation exchange programs who pay annual membership dues. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related products and services.
Annual Dues and Exchange Revenue Per Member: Represents total revenues from annual membership dues and exchange fees generated for the period divided by the average number of vacation exchange members during the year.
Vacation Rental Transactions: Represents the gross number of transactions that are generated in connection with customers booking their vacation rental stays through us. In our European vacation rentals businesses, one rental transaction is recorded each time a standard one-week rental is booked; however, in the United States, one rental transaction is recorded each time a vacation rental stay is booked, regardless of whether it is less than or more than one week.
Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers divided by the number of rental transactions.
Vacation Ownership
Gross Vacation Ownership Interest Sales: Represents gross sales of vacation ownership interests (including tele-sales upgrades, which are a component of upgrade sales) before deferred sales and loan loss provisions.
Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.
Volume per Guest (VPG): Represents revenue per guest and is calculated by dividing the gross vacation ownership interest sales, excluding tele-sales upgrades, which are a component of upgrade sales, by the number of tours.

Table 4
Wyndham Worldwide Corporation
SCHEDULE OF DEBT
(In millions)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2007	2006	2006	2006	2006
Securitized vacation ownership debt
Term notes	$887	$838	$967	$575	$656
Bank conduit facility (a)	826	625	371	653	511

Securitized vacation ownership debt (b)	1,713	1,463	1,338	1,228	1,167
Less: Current portion of securitized vacation ownership debt	231	178	213	210	184

Long-term securitized vacation ownership debt	$1,482	$1,285	$1,125	$1,018	$983

Debt:
6.00% Senior unsecured notes (due December 2016) (c)	$796	$796	$—	$—	$—
Revolving credit facility (due July 2011) (d)	48	—	150	—	—
Interim loan facility (due July 2007)	—	—	350	—	—
Term loan (due July 2011)	300	300	300	—	—
Vacation ownership asset-linked facility (e)	—	—	—	600	575
Bank borrowings:
Vacation ownership	112	103	113	111	104
Vacation rentals (f)	—	73	70	70	66
Vacation rentals capital leases	147	148	144	145	141
Other	16	17	37	35	35

Total debt	1,419	1,437	1,164	961	921
Less: Current portion of debt	123	115	143	207	196

Long-term debt	$1,296	$1,322	$1,021	$754	$725

(a)	This 364-day vacation ownership bank conduit facility was renewed and upsized to $1,000 million on November 13, 2006. The borrowings under this facility have a maturity date of December 2009.

(b)	This debt is collateralized by $2,198 million, $1,844 million, $1,718 million, $1,624 million and $1,556 million of underlying vacation ownership contract receivables and related assets at March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively.

(c)	These notes represent $800 million aggregate principal less $4 million of original issue discount.

(d)	The Company’s revolving credit facility has a borrowing capacity of $900 million. At March 31, 2007, the Company has $38 million of outstanding letters of credit and a remaining borrowing capacity of $814 million.

(e)	The Company provided $600 million to its former parent, Cendant (now Avis Budget Group, Inc.) to repay this facility in July 2006.

(f)	The borrowings under this facility were repaid on January 31, 2007.

Table 5
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS
March 31, 2007

					Average
					Revenue Per
					Available
	Number of		Average	Average Daily	Room
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)

Wyndham Hotels and Resorts	78	20,456	67.7%	$109.42	$74.04

Wingate Inn	155	14,243	63.2%	$87.74	$55.42

Ramada	859	104,762	50.2%	$74.64	$37.46

Baymont	149	13,248	48.9%	$61.86	$30.23

AmeriHost Inn	76	5,314	43.2%	$63.08	$27.22

Days Inn	1,862	151,355	47.1%	$59.65	$28.11

Super 8	2,047	126,113	49.2%	$54.19	$26.64

Howard Johnson	471	44,703	43.3%	$61.37	$26.60

Travelodge	500	37,289	46.1%	$60.07	$27.69

Knights Inn	237	17,151	38.2%	$39.73	$15.18

Managed, Non-Proprietary Hotels (*)	16	4,677	N/A	N/A	N/A

Total	6,450	539,311	48.7%	$64.43	$31.35

March 31, 2006

					Average
					Revenue Per
					Available
	Number of		Average	Average Daily	Room
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)

Wyndham Hotels and Resorts	94	26,738	68.4%	$116.32	$79.58

Wingate Inn	146	13,556	62.3%	$81.27	$50.62

Ramada	899	107,276	48.3%	$69.59	$33.58

AmeriHost Inn	115	8,250	47.7%	$59.31	$28.31

Days Inn	1,840	149,468	46.6%	$56.42	$26.30

Super 8	2,034	123,725	47.4%	$52.53	$24.91

Howard Johnson	453	42,572	43.6%	$63.20	$27.57

Travelodge	506	37,739	45.7%	$58.40	$26.71

Knights Inn	215	16,166	36.8%	$37.46	$13.77

Total	6,302	525,490	48.0%	$63.43	$30.45

NOTE: A glossary of terms is included in Table 3 (2 of 2).

(*)	Represents properties managed under the CHI Limited joint venture. As these properties are not branded, certain operating statistics (such as average occupancy rate, ADR and RevPAR) are not relevant. Thirteen of these properties are scheduled to be branded or cobranded as either Wyndham or Ramada during 2007.

Table 6
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

	Three Months Ended
	March 31, 2007	March 31, 2006
Reported EBITDA	$192	$182
Separation and related costs (a)	6	3
Incremental stand-alone costs (b)	—	(13)
Resolution of contingent liabilities and assets (c)	(13)	—

Adjusted EBITDA	$185	$172

Reported Depreciation and Amortization	$(38)	$(34)
Incremental stand-alone costs (b)	—	(1)

Adjusted Depreciation and Amortization	$(38)	$(35)

Reported Interest Income/(Expense)	$(15)	$2
Incremental stand-alone costs (b)	—	(12)

Adjusted Interest Expense	$(15)	$(10)

Reported PreTax Income	$139	$150
Separation and related costs (a)	6	3
Incremental stand-alone costs (b)	—	(26)
Resolution of contingent liabilities and assets (c)	(13)	—

Adjusted PreTax Income	$132	$127

Reported Tax Provision	$(53)	$(57)
Separation and related costs (d)	(2)	(2)
Incremental stand-alone costs (d)	—	10
Resolution of contingent liabilities and assets (d)	4	—

Adjusted Tax Provision	$(51)	$(49)

Reported Net Income	$86	$28
Cumulative effect of SFAS No. 152 (e)	—	65

Reported Income before Cumulative Effect of SFAS No. 152	86	93

Separation and related costs	4	1
Incremental stand-alone costs	—	(16)
Resolution of contingent liabilities and assets	(9)	—

Adjusted Net Income	$81	$78

Reported Diluted EPS	$0.45	$0.14
Cumulative effect of SFAS No. 152	—	0.32

Reported Income before Cumulative Effect of SFAS No. 152	0.45	0.46

Separation and related costs	0.02	0.00
Incremental stand-alone costs	—	(0.08)
Resolution of contingent liabilities and assets	(0.05)	—

Adjusted Diluted EPS	$0.43	$0.39

Diluted Shares (f)	190	200

Note: EPS amounts may not foot down due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (now Avis Budget Group).

(b)	Represents the Company’s estimate of incremental stand-alone corporate costs, depreciation and amortization and interest expense associated with corporate debt that the Company would have incurred in 2006 if it was a separate stand-alone company.

(c)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets.

(d)	Relates to the tax effect of the adjustments.

(e)	Represents non-cash charges to reflect the cumulative effect of adopting Statement of Financial Accounting Standards No. 152, ‘‘Accounting for Real Estate Time-Sharing Transactions,’’ on January 1, 2006.

(f)	On July 31, 2006, the Separation from Cendant was completed in a tax-free distribution to the Company’s stockholders of one share of Wyndham common stock for every five shares of Cendant common stock held on July 21, 2006. As a result, on July 31, 2006, the Company had 200 million shares of common stock outstanding. This share amount is being utilized for the calculation of basic and diluted earnings per share for all periods presented prior to the date of Separation.

Table 7
(1 of 2)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended March 31, 2007
		Separation and		Legacy and
		Related		Other
	As Reported	Adjustments		Adjustments		As Adjusted
Net revenues
Vacation ownership interest sales	$373					$373
Service fees and membership	403					403
Franchise fees	113					113
Consumer financing	81					81
Other	42					42

Net revenues	1,012	—		—		1,012

Expenses
Operating	406					406
Cost of vacation ownership interests	91					91
Marketing and reservation	196					196
General and administrative	121			13	(b)	134
Separation and related costs	6	(6	)(a)			—
Depreciation and amortization	38					38

Total expenses	858	(6)		13		865

Operating income	154	6		(13)		147
Interest expense	18					18
Interest income	(3)					(3)

Income before income taxes	139	6		(13)		132
Provision for income taxes	53	2	(c)	(4	)(c)	51

Net income	$86	$4		$(9)		$81

Earnings per share
Basic	$0.46	$0.02		$(0.05)		$0.43
Diluted	0.45	0.02		(0.05)		0.43

Weighted average shares outstanding
Basic	188	188		188		188
Diluted	190	190		190		190

Note: EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant.

(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Relates to the tax effect of the adjustments.

Table 7
(2 of 2)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended March 31, 2006
		Separation and		Legacy and		Stand-Alone
		Related		Other		Company
	As Reported	Adjustments		Adjustments		Adjustments		As Adjusted
Net revenues
Vacation ownership interest sales	$309							$309
Service fees and membership	356							356
Franchise fees	109							109
Consumer financing	65							65
Other	31							31

Net revenues	870	—		—		—		870

Expenses
Operating	332							332
Cost of vacation ownership interests	67							67
Marketing and reservation	174							174
General and administrative	112					13	(b)	125
Separation and related costs	3	(3	)(a)					—
Depreciation and amortization	34					1	(b)	35

Total expenses	722	(3)		—		14		733

Operating income	148	3		—		(14)		137
Interest expense	10					12	(b)	22
Interest income	(12)							(12)

Income before income taxes	150	3		—		(26)		127
Provision for income taxes	57	2	(c)	—		(10	)(c)	49

Income before cumulative effect of accounting change	93	1		—		(16)		78
Cumulative effect of accounting change, net of tax	(65)	—		65	(d)	—		—

Net income	$28	$1		$65		$(16)		$78

Earnings per share
Basic
Income before cumulative effect of accounting change	$0.46	$—		$—		$(0.08)		$0.39
Cumulative effect of accounting change	(0.32)	—		0.32		—		—

Net income	$0.14	$—		$0.32		$(0.08)		$0.39

Diluted
Income before cumulative effect of accounting change	$0.46	$—		$—		$(0.08)		$0.39
Cumulative effect of accounting change	(0.32)	—		0.32		—		—

Net income	$0.14	$—		$0.32		$(0.08)		$0.39

Weighted average shares outstanding
Basic	200	200		200		200		200
Diluted	200	200		200		200		200
Note: EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant.

(b)	Represents the Company’s estimate of incremental stand-alone corporate costs, depreciation and amortization and interest expense associated with corporate debt that the Company would have incurred if it was a separate stand-alone company.

(c)	Relates to the tax effect of the adjustments.

(d)	Represents non-cash charges to reflect the cumulative effect of adopting Statement of Financial Accounting Standards No. 152, ‘‘Accounting for Real Estate Time-Sharing Transactions,’’ on January 1, 2006.